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                   SARA LEE CORPORATION AND SUBSIDIARIES           EXHIBIT 12.1
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (IN MILLIONS EXCEPT RATIOS)


                                                            Year Ended
                                                     -------------------------
                                                      June 29,        July 1,
                                                        1996           1995
                                                     ----------      ---------
Fixed charges:
   Interest expense                                  $    228        $   243
   Interest portion of rental expense                      68             68
                                                      ----------      ---------
   Total fixed charges before capitalized interest        296            311
   Capitalized interest                                    10             12
                                                      ----------      ---------
      Total fixed charges                            $    306        $   323
                                                      ----------      ---------
                                                      ----------      ---------



Earnings available for fixed charges:
   Income before income taxes                        $  1,378       $  1,219
   Less undistributed income in minority owned
     companies                                             (5)           (10)
   Add minority interest in majority-owned
     subsidiaries                                          36             36
   Add amortization of capitalized interest                22             21
   Add fixed charges before capitalized interest          296            311
                                                      ----------      ---------
      Total earnings available for fixed charges     $  1,727        $ 1,577
                                                      ----------      ---------
                                                      ----------      ---------


Ratio of earnings to fixed charges                        5.6            4.9
                                                      ----------      ---------
                                                      ----------      ---------